EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT
                               WITH DANIEL LIGUORI
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                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this ________ of August 1997, by and between KOLAR, INC., a New York corporation (hereinafter referred to as the "Corporation"), and DANIEL LIGUORI (hereinafter referred to as the "Employee").

      WHEREAS, Employee will serve the Corporation as the President of Kolar, Inc., a subsidiary of CPI Aerostructures, Inc.; and

      WHEREAS, the Corporation desires to initiate an agreement setting forth the terms and conditions pursuant to which the Employee shall serve in such capacity.

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1. Employment.

      The Corporation hereby employs Employee, and Employee hereby agrees to continue to serve the Corporation as its employee, upon the terms and conditions set forth herein.

2. Term.

      The term of this Agreement shall commence on the date of this Agreement (the "Effective Date") and, unless sooner terminated as provided herein, shall continue until the third anniversary date of the Effective Date; provided, however, that the term of this Agreement shall be continued and extended for an additional three-year period upon the Employee's election to do so, subject to earlier termination as provided herein.

3. Duties

      During the period of employment hereunder, Employee shall serve as President of Kolar and shall be responsible for the management of the operations of Kolar subject to the directions of the Board of Directors of the Corporation. The Employee shall serve the Corporation faithfully, diligently, and to the best of his ability. The Employee shall devote substantially all of the Employee's time, energy and skill to the business of the Corporation. The Corporation may also have the Employee perform services on behalf of any subsidiaries in a manner to be mutually agreed upon with the Employee.

4. Compensation

      4.1 The Corporation will pay the Employee an annual base salary during the term hereof of $150,000 commencing on the Effective Date.

      4.2 Compensation payable to the Employee pursuant to this paragraph 4 shall be paid on a weekly basis and the Corporation shall withhold the amounts as required by the appropriate federal, state and local tax laws. If this Agreement is terminated other than for Cause, the remainder of all compensation payable to Employee pursuant to this Agreement shall be due and payable.

      4.3 Compensation payable to the Employee pursuant to this paragraph 4 shall terminate immediately if this Agreement is terminated for Cause, as set forth in paragraph 8 herein.

5. Expenses

      5.1 The Employee is authorized to incur ordinary and reasonable expenses in connection with the performance of his duties hereunder. The Corporation shall directly reimburse Employee for all expenses incurred
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by the Employee in the performance of his duties hereunder. The Employee shall submit an itemized account of such expenditures, together with such invoices, vouchers, memoranda and such additional documents and information as may be required by the Corporation to support the deduction of the expenses for federal and state income tax purposes.

      5.2 The Corporation shall pay automobile expenses for the Employee during the term of this Agreement, to be used in connection with the business of the Corporation. To the extent such automobile is used by the Employee for personal transportation, such personal usage shall be deemed to be additional compensation paid by the Corporation to the Employee and is therefore subject to state and federal tax as additional income.

6. Vacation and Fringe Benefits

      6.1 Nothing in this Agreement shall prevent the Employee from receiving or participating in, subject to the discretion of the Board of Directors, all paid vacation and fringe benefits such as medical, disability, hospital and health insurance plans, and profit sharing, pension and stock option plans, life insurance and other plans, if any, which the Corporation may generally make available to its employees.

      6.2 In the event of termination of employment of the Employee, for a reason other than for Cause or death, the Employee shall be entitled to purchase from the Corporation any policies of life insurance on the Employee's life for a purchase price equal to the interpolated terminal reserve value as determined by the issuer of such policy or policies. The Corporation shall transfer to the Employee any disability policy or policies held by the Corporation on the Employee. In addition, the Corporation shall continue to maintain hospital and health insurance for the Employee.

7. Death or Disability

      7.1 In the event of the permanent disability of the Employee, as hereinafter defined, the Corporation shall have the right thereafter to terminate the Employee's employment under this Agreement by sending written notice of such termination to the Employee, and thereupon his employment hereunder shall terminate. In the event of such termination, the Employee shall be compensated as set forth in paragraph 4.1 hereof through the date of such termination or the date which is six (6) months from the date the disability first occurred, whichever is later. In addition, the Corporation shall transfer to the Employee any disability policy or policies held by the Corporation or the Employee.

      For the purposes of this Agreement, "permanent disability" shall be limited to a medical disability and shall mean: that the Employee shall have had appointed a guardian or conservator to act for him and such appointment shall have been made by a court of competent jurisdiction; or a physical or mental disability resulting from injury, disease or other cause, which renders the Employee incapable of performing his duties hereunder and which appears to be permanent in nature and contemplates the continued, necessary and substantial loss of the Employee's ability to fulfill his obligations to the Corporation. The permanency of the disability shall be presumed if the Employee is unable to assume his duties for the Corporation for a continuous period of six (6) months. If a disagreement arises as to whether a condition of disability exists, the Employee shall submit to a physical examination by a physician of his own choice and by a physician of the Corporation's choice. If either physician so chosen does not agree as to the determination of disability, the two physicians shall mutually select a third qualified physician, whose determination shall be conclusive upon all parties. Each party shall bear the expense of the physician selected by such party and the expense of the third physician shall be borne equally by the Employee and the Corporation. The Employee hereby consents to the examination provided for herein, and waives, if applicable, any privilege which exists between any physician and the Employee as a result of such termination.

8. Termination

      8.1 In addition to, and not in lieu of, the termination provisions set forth in paragraph 7 hereof, the Corporation shall have the right to terminate for Cause the employment of the Employee hereunder at any time effective immediately upon delivery of written notice to the Employee setting forth the reason or reasons for such
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termination. For the purposes of this paragraph 8, the term "termination for
Cause" shall mean that the Employee is guilty of (i) reckless disregard to perform his duties as set forth in paragraph 3 herein, (ii) willful misfeasance, or (iii) a conviction of a felony or a crime of moral turpitude.

      8.2 In the event that the employment of the Employee is terminated for Cause by the Corporation pursuant to this paragraph 8, the Employee shall not be entitled to receive the compensation provided in paragraph 4 hereof after the date of such termination.

9. Restrictive Covenant

      9.1 The Employee hereby agrees that during the term of this Agreement, the Employee will not, directly or indirectly, become an owner, officer, director, stockholder, partner, employee, independent contractor, consultant to, investor in or have any other interest in any other business occupation, enterprise, trade or activity involved in the same or similar scope of business as that of the Corporation other than the Corporation (except as set forth below) or that competes or attempts to compete with the Corporation, (collectively referred to as a "Competitor"), unless such opportunity has first been presented in writing to the Corporation and the Corporation has, in writing, declined to participate in such activity or investment and has approved in writing, the Employee's participation therein as not interfering with the Employee's duties hereunder which approval shall not be unreasonably withheld. Nothing herein contained shall be construed as preventing the Employee from purchasing securities in any entity, if such purchases shall not result in his owning beneficially 5% or more of the equity securities of such company, provided such investment is not made in a company directly or indirectly in competition with the Corporation or any subsidiary.

      9.2 Upon termination of the Employee's employment with the Corporation for any reason, Employee shall not, within a period of five (5) years from the date of such termination render services of any nature, directly or indirectly, to any Competitor, with the business engaged in by the Corporation or any subsidiary on the date of such termination if such Competitor is located within a 500 mile radius of Ithaca, New York or if outside of such 500 mile radius shall not do business with any customer of Kolar.

      9.3 Any and all trade secrets and confidential information relating to the Corporation heretofore or hereafter received by the Employee shall be kept and maintained by him on a strictly confidential basis and in complete secrecy, and the Employee shall not disclose for a period of five (5) years from the date on which disclosed to the Employee, either orally, in writing, or otherwise, in any manner, directly or indirectly, any such trade secrets or confidential information which the Employee has acquired, except to other employees of the Corporation to the extent that any such employees require such secrets and information in the performance of their duties to the Corporation.

      9.4 The Employee shall not induce or encourage, or assist or participate in any way in inducing or encouraging, any employee, officer, director or independent contractor to resign from, terminate or cease any position, agreement, employment or relationship with the Corporation and shall not in any way interfere with or induce or encourage any breach of any such agreement, employment or relationship. During the period of one (1) year after any termination of Employee's employment by the Corporation, the Employee shall not hire, retain or employ any person who is or has been an employee, officer or independent contractor of the Corporation.

      9.5 During the period of the Employee's employment or retention by the Corporation, and for a period of five (5) years after any termination of such retention or employment, the Employee shall not, in connection with any Competitor solicit, do business with or provide goods or services to any entity that, before such termination, was a customer or client of the Corporation or a party to any agreement with the Corporation or that received goods, services or information from the Corporation. The Employee shall not interfere with or intervene in any transaction or relationship between the Corporation and any such entity. The Employee shall not induce, encourage or recommend, directly or indirectly, that any such entity engage in any business or transaction with any third party in connection with any business, commercial activity or field engaged in by the Corporation prior to such termination. The Employee shall not knowingly or intentionally damage or destroy the reputation or goodwill of the Corporation
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or any regard for the Corporation among its suppliers, employees, independent contractors, customers or others that have acquired goods or services from the Corporation or that have engaged in any transaction with the Corporation.

      9.6 Except as permitted in Sections 9.1 and 9.2 hereof, the Employee represents to the Corporation that he does not intend to engage in, to have any interest in or to be connected with, and will not engage in or have any interest in or be connected with, during the period of his employment or retention by the Corporation and for five (5) years after any termination of such retention or employment, directly or indirectly, any Competitor of the Corporation. The Employee acknowledges that the Corporation will retain or employ the Employee in reliance on the foregoing representations, as set forth in Sections 9.1, 9.2, 9.3, 9.4 and 9.5 here and the provisions of this Agreement and that such representations and provisions are material and essential inducements to the Corporation to retain or employ the Employee. The Employee acknowledges that he has carefully considered the nature and extent of the restrictions under this
Section 9 and the rights and remedies of the Corporation under this Agreement. The Employee acknowledges and agrees that such restrictions, rights and remedies are reasonable in duration and territory, are designed to eliminate competition that would be unfair to the Corporation do not stifle the Employee's skill and experience, would not operate as a bar to the Employee disproportionate to the detriment to the Employee. The Employee acknowledges and agrees that the relevant areas and markets in which the Corporation and any affiliates will conduct business and will compete include the area of Employee's non-competition. The Employee acknowledges that markets, business and competition relating to the activities of the Corporation in connection with which the employee is employed or retained is located within a 500 mile radius of Ithaca, New York. Employee acknowledges and agrees that the geographic region of non-competition is reasonable and appropriate for the purposes of the parties to this Agreement.

      9.7 The provisions of this Section 9 shall not be held invalid or unenforceable because of the scope of the territory or actions subject hereto or restricted hereby, or the period of time within which such provisions are effective, but the maximum territory, the action subject to such provisions and the period of time during which such provisions are enforceable and effective shall be subject to determination and limitation in accordance with Section 11.4 of this Agreement.

      9.8 The provisions of this paragraph 9 shall survive the termination or expiration of this Agreement irrespective of the reason therefor.

10. Remedies

      In the event the Employee violates any of the provisions of paragraph 9 hereof, the Corporation shall sustain irreparable harm and, therefore, in addition to any other remedies which the Corporation may have under this Agreement or otherwise, the Corporation shall be entitled to institute and prosecute proceedings, at law or in equity, in any court of common jurisdiction, to obtain an injunction restraining Employee from committing or continuing any such violation. Nothing in this Agreement shall be construed as prohibiting the Corporation from pursuing any other remedy or remedies, including, without limitation, recovery of damages.

11. Miscellaneous Provisions

      11.1 Any notice to be given hereunder by the Corporation or the Employee shall be given in writing and delivered in person or forwarded by certified mail, postage prepaid, return receipt requested, to the address indicated below, unless the party given any such notice has been notified in writing, or a change of such address:

To the Corporation:                       CPI Aerostructures, Inc.
                                          200A Executive Drive
                                          Edgewood, New York  11717
                                          Attention: Arthur August
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To the Employee:                          Daniel Liguori
                                          101 Maplewood Road
                                          Ithaca, NY  14850

Any such notice shall be deemed effective seventy-two (72) hours after posting, if mailed, or upon date of delivery to a responsible person at the party's place of business or residence.

      11.2 This Agreement contains the complete understanding and agreement of the parties hereto with respect to all matters referred to herein, and all prior representations, negotiations and understandings are superseded hereby and merged into this Agreement. No party shall be liable or bound to any other person hereto in any manner by an agreement, warranty, representation or guarantee, except as specifically set forth herein.

      11.3 In the event either party hereto finds it necessary to employ legal counsel to bring an action at law or other proceedings against the other party to enforce any of the terms, covenants or conditions hereof, the party prevailing in any such action or other proceeding shall be paid all reasonable attorneys' fees by the other party, all such attorneys' fees, as determined by the Court and not by jury, shall be included in any such judgment.

      11.4 Should any part of this Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any portion which may for any reason be declared invalid.

      11.5 Subject to the rights of the Employee pursuant to paragraph 9 hereof, this Agreement shall be binding upon and inure to the benefit of any successor of the Corporation, and any successor shall be deemed as substituted for the Corporation under the terms hereof. As used in this Agreement, the term "successor" shall include any person, firm, corporation, or other business entity which at any time, whether by merger, purchase, or otherwise acquires all or substantially all of the assets of the business of the Corporation.

      11.6 This Agreement and the rights of the parties hereto shall be governed and construed in accordance with the laws of the State of New York.

      11.7 The paragraph headings of this Agreement are for convenience of reference only and shall not expand, limit or define the text thereof. Reference to a paragraph number shall include all of its subparagraphs.
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      IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement on the date first herein above written.


"EMPLOYEE"                         "CORPORATION"

                                   KOLAR, INC.
                                   a New York corporation


                                   By
----------------------------------    -------------------------
DANIEL LIGUORI                     Name:  Arthur August
                                   Title: Chairman of the Board